Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 3, 2025, by and among Outbrain Inc., a Delaware corporation (the “Company”), and Altice Teads S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 1, rue Hildegard von Bingen, L-1282 Luxembourg, Grand Duchy of Luxembourg, registered with the Commercial and Companies Register of Luxembourg (Registre de Commerce et des Sociétés) under number B215423 (the “Seller”).

W I T N E S S E T H

WHEREAS, on August 1, 2024, the Company and the Seller entered into that certain Share Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Seller, the Company, and TEADS, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Teads”), pursuant to which, among other things, the Seller will sell and transfer to the Company, and the Company will purchase and acquire from the Seller, all of the issued and outstanding equity interests of Teads (the “Share Purchase”);

WHEREAS, immediately following the closing of the Share Purchase (the “Closing”), the Seller will own 43,750,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

WHEREAS, in connection with the Closing, the Company and the Seller desire to enter into this Agreement, pursuant to which the Company shall grant the Holders (as defined below) certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

1.           Definitions.

1.1         As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any individual or entity, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such individual or entity, including, without limitation, any general partner, managing member, manager, member, officer or director of such entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with such individual or entity.

“Business Day” means any day that is not a Saturday or Sunday or any other day on which the New York Stock Exchange or the Nasdaq Stock Market are closed for trading.

“Current IRA” means the Amended and Restated Investors’ Rights Agreement made as of the date hereof, by and among the Company, Yaron Galai and the individuals and entities identified in Schedule 1 thereto, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor organization performing similar functions.

“Form S-3” means Form S-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any holder of outstanding Registrable Shares who is a party to this Agreement (including, as of the date of this Agreement, the Seller) or any assignee thereof in accordance with Section 10 of this Agreement.

“Initiating Holders” means, as of any date, Holders holding more than thirty-five percent (35%) of the issued and outstanding Registrable Shares as of such date.

“Other Registrable Shares” means securities of the Company (other than Registrable Shares), if any, which may be requested to be included in a registration pursuant to contractual registration rights.

“Register”, “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

“Registrable Shares” means (a)  all shares of Common Stock held by a Holder immediately following the Closing and (b) any other equity security of the Company issued or issuable with respect to the foregoing by way of a subdivision of stock, stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that the following shall not be considered Registrable Shares: (i) any shares of Common Stock that could be sold by the Holder thereof pursuant to Rule 144(b)(1) promulgated under the Securities Act if such shares then held by such Holder constitute less than five percent (5%) of the Company’s outstanding voting stock; (ii) any share of Common Stock that has previously been registered under an effective registration statement filed pursuant to the Securities Act and disposed of in accordance with such registration statement; (iii) any share of Common Stock that has otherwise previously been sold to the public; and (iv) any share of Common Stock sold by a Holder in a transaction in which such Holder’s rights are not assigned in accordance with the provisions of Section 10.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” means the Stockholders Agreement made by and among the Company, the Seller and the other parties thereto, as amended from time to time.

2.           Incidental Registration.

2.1
Notice of Registration.Other than in connection with a request for registration pursuant to Section 3 or 4 of this Agreement, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (a) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (b) a registration statement (other than (i) a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, or (ii) a registration statement relating solely to employee benefit plans or a corporate reorganization), in either case, for the sale of Common Stock or securities convertible into or exercisable for Common Stock for its own account, or for the benefit of the holders of any of its securities other than the Holders, to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (subsections (a) and (b), collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than fifteen (15) days prior to the filing of (1) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (2) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (3) such registration statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice (a “Piggyback Notice”) shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Shares as each such Holder may request in writing.  Each such Holder shall then have ten (10) days after receiving such Piggyback Notice to request in writing to the Company inclusion of Registrable Shares in the Piggy-Back Underwritten Offering, except that such Holder shall have two (2) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Shares in the Piggy-Back Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used.  Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use its reasonable best efforts to (1) include in the applicable Piggy-Back Underwritten Offering the Holders’ Registrable Shares requested to be included on the terms set forth in this Agreement and on the same terms and conditions as any similar securities of the Company included in such Piggy-Back Underwritten Offering, (2) cooperate in good faith with such Holder in connection therewith and (3) permit the sale or other disposition of such Registrable Shares in accordance with the intended method(s) of distribution thereof, subject, in each case to the terms and conditions of this Agreement.  Prior to the commencement of any “road show” in the case of an offering in which a preliminary prospectus is used and prior to the signing of the underwriting agreement in the case of any other offering, each Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Shares in the Piggy-Back Underwritten Offering as to which such withdrawal was made.

2.2
Company Not Qualifying as a WKSI.If the Company does not qualify as a WKSI, (a) the Company shall give each Holder fifteen (15) days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder received by the Company within ten (10) days of such notice to the Holder, the Company shall include in such Shelf Registration Statement the aggregate number of Registrable Shares requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Shares”), (b) the Company shall not be required to give notice to any Holder in connection with a filing pursuant to Section 2.1(a) unless such Holder provided such notice to the Company pursuant to this Section 2.2 and included Undesignated Registrable Shares in the Shelf Registration Statement related to such filing, and (c) at the written request of a Holder given to the Company more than seven (7) days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company, in its sole discretion, consents), the Company shall use its reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Shares so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Shares as any Holder may request, provided that (i) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (ii) the Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12) month period.

The Company shall have the right to terminate or withdraw any registration or offering initiated by it under this Section 2 before the effective date of such registration or the completion of such offering, whether or not any Holder has elected to include Registrable Shares in such registration or offering.  The expenses of such withdrawn registration or offering shall be borne by the Company in accordance with Section 6.

2.3
Underwriting.The right of the Holders to participate in a Piggy-Back Underwritten Offering pursuant to this Section 2 shall be conditioned upon the Holders proposing to distribute their securities through such underwriting (together with the Company and the other Holders distributing their securities through such underwriting, if any) and entering into an underwriting agreement in customary form with the managing underwriter selected for such underwriting in accordance with the provisions of Section 5 below.  Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Company in writing, in its sole discretion, that marketing factors require a limitation of the number of shares to be registered under such registration, then the amount of Registrable Shares to be so sold shall be allocated:

(a)
if the Piggy-Back Underwritten Offering is undertaken for the Company’s own account, (i) first, to the securities the Company proposes to sell and (ii) second, among the Holders of Registrable Shares and holders of Other Registrable Shares (as defined below in Section 3.2), pro rata among the holders of such securities on the basis of the number of securities requested thereby to be included in such Piggy-Back Underwritten Offering; provided that, notwithstanding anything to the contrary herein, the aggregate amount of Registrable Shares which shall have the right to participate in any such proposed Piggy-Back Underwritten Offering shall not be reduced below twenty-five percent (25%) of the aggregate amount of securities included in such offering; and

(b)
if the Piggy-Back Underwritten Offering is pursuant to a request by persons or entities that are holders of Other Registrable Shares (and other than the Company), (i) first, among such holders of Other Registrable Shares, if any, making such request, (ii) second, among the Holders of Registrable Shares and holders of Other Registrable Shares (other than the Other Registrable Shares of such requesting persons or entities), pro rata among the holders of such securities on the basis of the number of securities requested thereby to be included in such Piggy-Back Underwritten Offering, and (iii) third, to the securities the Company proposes to sell.

3.           Demand Registration.

3.1         Request for Registration.

3.1.1          At any time during the term of this Agreement, the Initiating Holders may request in writing that all or part of the Registrable Shares held by such requesting Initiating Holders shall be registered under the Securities Act.  Any such demand must request the registration of shares with an anticipated gross aggregate offering price of at least $5,000,000.

3.1.2         Within ten (10) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and holders of Other Registrable Shares and shall include in such registration all Registrable Shares and Other Registrable Shares held by all such Holders and holders of Other Registrable Shares who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

3.1.3          Thereupon, the Company shall use its reasonable commercial efforts to effect the registration of all Registrable Shares and Other Registrable Shares as to which it has received requests for registration for trading on the securities exchange specified in the request for registration; provided, however, that the Company shall not be required to effect any registration under this Section 3:

(a)             within a period of one hundred and eighty (180) days following the effective date of a previous registration pursuant to this Section 3 or pursuant to Section 2, provided the Holders were eligible to participate in such previous registration pursuant to Section 2;

(b)             If at the time of the request from the Initiating Holders the Company gives notice within thirty (30) days of such request that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Holder may include Registrable Shares pursuant to Section 2 above (subject to underwriting limitations provided under subsection 2.3);

(c)           more than twice under this Section 3, provided that a registration shall not be counted for purposes of this subsection until such time as the applicable registration statement has been declared effective by the SEC and maintained for the period specified in Section 8.1 hereunder; or

(d)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

The Company shall be entitled to include shares of Common Stock for sale for its own account in any registration pursuant to this Section 3 subject to the approval of the holders of a majority of the Registrable Shares held by the Initiating Holders.

3.2
Underwriting.If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to subsection 3.1 and the Company shall include such information in the written notice referred to in paragraph 3.1.2.  The underwriter will be selected in accordance with the provisions of Section 5 below.  In such event, the right of the Holders to include securities in such registration shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ securities in the underwriting (unless otherwise mutually agreed by the holders of a majority of the Registrable Shares held by the Initiating Holders), to the extent provided herein.  The Holders proposing to distribute their securities through such underwriting shall (together with the Company), enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Holders and holders of Other Registrable Shares in writing, in its sole discretion, that marketing factors require a limitation of the number of shares to be underwritten, then the amount of Registrable Shares and Other Registrable Shares to be so sold shall be allocated (a) first, among the Holders of Registrable Shares pro rata to the Registrable Shares held by the holders of Registrable Shares and (b) second, pro rata among holders of Other Registrable Shares, if any, requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders desiring to participate in such registration on the basis of the amount of such Other Registrable Shares initially proposed to be registered by such other shareholders; provided, however, that in any event all Registrable Shares requested to be included in such registration must be included in such registration prior to any other shares of the Company.

4.	Form S-3 Registration.

4.1
Request for Registration. In case the Company shall receive from any Holder or Holders (the “Form S-3 Initiating Holders”), a written request or requests (a “Form S-3 Request Notice”) that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, then, subject to the conditions of this Section 4, the Company will give written notice of the proposed registration within twenty (20) days after receipt of any such Form S-3 Request Notice to all other Holders and holders of Other Registrable Shares, and include in such registration all Registrable Shares held by all such Holders and Other Registrable Shares held by holders of Other Registrable Shares who wish to participate in such registration and who have provided the Company with written notice requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.  Subject to the terms hereof, the Company will use its reasonable best efforts to effect such registration as soon as practicable.  All written requests from any Holder or Holders to effect a registration on Form S-3 pursuant to this Section 4 shall indicate whether such Holder(s) intend to effect an offering promptly following effectiveness of the registration statement or whether, pursuant to Section 8.1, they intend for the registration statement to remain effective so that they may effect the offering on a delayed basis (a “Shelf Request”).  Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4.1 (a) if Form S-3 is not available for such offering by the Holders, (b) within ninety (90) days of the effective date of a registration statement filed pursuant to Section 3 or this Section 4.1 or pursuant to the Current IRA, (c) within ninety (90) days of a Piggy-Back Underwritten Offering in which the Form S-3 Initiating Holders had an opportunity to participate pursuant to the provisions of Section 2 and from which no more the twenty percent (20%) of the Registrable Shares of the Form S-3 Initiating Holders that were requested to be included were excluded pursuant to Section 2.3, (d) if the Company gives notice within fifteen (15) days of the request from the Form S-3 Initiating Holders that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Form S-3 Initiating Holders may include Registrable Shares pursuant to Section 2 above (subject to underwriting limitations provided under subsection 2.3), (e) if the aggregate price to the public of the shares to be registered is less than $1,000,000 (one million U.S. dollars) and (f) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.2
Shelf Request.In the event a Form S-3 is filed pursuant to a Shelf Request, upon a written request (a “Form S-3 Demand Notice”) from any Holder or Holders (the “Form S-3 Takedown Holders”) that is entitled to sell securities pursuant to such Form S-3 without filing a post-effective amendment that the Company effect an offering with respect to Registrable Shares (a “Takedown”), the Company will, as soon as practicable, (a) deliver a notice (a “Takedown Notice”) relating to the proposed Takedown to all other Holders and holders of Other Registrable Shares who are named or are entitled to be named as a selling shareholder in such Form S-3 without filing a post-effective amendment thereto and (b) promptly (and in any event not later than twenty (20) days after receiving such request) supplement the prospectus included in the Shelf Registration Statement as would permit or facilitate the sale and distribution of all or such portion of the Form S-3 Takedown Holders’ Registrable Shares as are specified in such request together with the Registrable Shares requested to be included in such Takedown by any other Holder(s) and Other Registrable Shares requested to be included in such Takedown by holders of Other Registrable Shares who notify the Company in writing within ten (10) Business Days after receipt of such notice from the Company.  Notwithstanding the foregoing, the Company shall not be obligated to effect a Takedown (i) unless the Registrable Shares requested to be offered pursuant to such Takedown have an anticipated aggregate price to the public (net of any underwriting discounts and commissions) of not less than $1,000,000 (one million U.S. dollars), (ii) if the Company has within the twelve (12) month period preceding the date of such request already effected two (2) Takedowns under this Section 4.2, (iii) within 90 days of the effective date of a registration statement filed pursuant to Section 3 or pursuant to the Current IRA or, if the filing pursuant to Section 4.1 included an underwritten offering, (iv) (x) within 90 days of a Piggy-Back Underwritten Offering in which the Holder or Holders submitting the Takedown Notice had an opportunity to participate pursuant to the provisions of Section 2 and from which no more the twenty percent (20%) of the Registrable Shares of the Form S-3 Takedown Holders that were requested to be included were excluded pursuant to Section 2.3 or (y) within ninety (90) days of effecting a previous Takedown under this Section 4.2 or a Takedown under the Current IRA, (v) if the Company gives notice within fifteen (15) days of the Form S-3 Demand Notice that it is engaged in preparation of a registration statement or prospectus supplement, as the case may be, for a firm underwritten registered public offering (for which the registration statement or prospectus supplement will be filed within ninety (90) days) in which the Form S-3 Takedown Holders may include Registrable Shares pursuant to Section 2 above (subject to underwriting limitations provided under subsection 2.3), or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

5.	Designation of Underwriter.

5.1
In the case of any registration effected pursuant to Section 3, the underwriter, if any, will be selected by the Initiating Holders holding the majority of Registrable Shares and approved by the Company, which approval shall not be unreasonably withheld.

5.2
In the case of any (a) registration initiated by the Company, (b) a registration initiated under Section 4 or (c) a registration initiated by holders of Other Registrable Shares, the Company or, in accordance with the terms of the Current IRA, such holders of Other Registrable Shares, shall have the right to designate the managing underwriter in any underwritten offering.

6.
Expenses. All expenses incurred in connection with any registration, filing or qualification, pursuant to Sections 2, 3 and 4, including without limitation all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company as well as one counsel for the Holders selected by the holders of a majority of the Registrable Shares of the Holders and Other Registrable Shares held by holders of Other Registrable Shares participating in such registration, filing or qualification shall be borne by the Company; provided, however, that each of the Holders and holders of Other Registrable Shares participating in such registration shall bear or pay its pro rata portion of discounts or commissions payable to any underwriter and the fees and expenses of any additional advisors for such Holder or holder of Other Registrable Shares (except as otherwise provided for herein).

7.
Indemnities. In the event of any registered offering of Common Stock pursuant to this Agreement (for purposes of this Section 7, holders of Other Registrable Shares shall also be referred to as “Holders” and “Registrable Shares” shall include Other Registrable Shares):

7.1
The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement or included in any prospectus, as amended or supplemented, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling stockholder, the underwriter or any controlling person of the selling stockholder or the underwriter, and regardless of any sale in connection with such offering by the selling stockholder.  Such indemnity shall survive the transfer of securities by a selling stockholder.

7.2
Each Holder participating in a registration hereunder will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling stockholder’s consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (a) any untrue or alleged untrue statement of any material fact contained in any registration statement or included in any prospectus, as amended or supplemented, or (b) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Holder will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein.  The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders.  In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

7.3
Promptly after receipt by an indemnified party pursuant to the provisions of Sections 7.1 or 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 7.1 or 7.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder except to the extent the indemnifying party is prejudiced as a result thereof.  In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 7.1 or 7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (a) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.4
In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) an indemnified party, exercising rights under this Agreement, makes a claim for indemnification pursuant to Section 7.1 or 3.1.2 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such indemnified party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (i) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered and sold by such Holder pursuant to such registration statement; (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; and (iii) no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to indemnify if indemnification had been applicable in accordance with its terms.

8.
Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as possible (for purposes of this Section 8, holders of Other Registrable Shares shall also be referred to as “Holders” and “Registrable Shares” shall include Other Registrable Shares):

8.1
prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable commercial efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to nine (9) months or, if sooner, until the distribution contemplated in the registration statement has been completed; provided, however, such nine (9)-month period shall be extended by the length of time that the Holders are required to cease distribution of the Registrable Shares pursuant to Section 8.5 or Section 9 below, if applicable;

8.2
prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

8.3
furnish to the Holders participating in such registration such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

8.4
in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

8.5
notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  Upon receipt of a notification under this Section 8.5 such Holders shall immediately cease distributing the Registrable Shares covered by such registration statement;

8.6
cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of FINRA;

8.7	use reasonable best efforts to cooperate as reasonably requested by the Holders and the underwriters in the offering, marketing or selling of the Registrable Shares;

8.8	cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

8.9
provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration; and

8.10
use its commercially reasonable efforts to cause to be furnished, at the request of any Holder requesting registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (a) an opinion, if required by the Holder, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (b) hereof and (b) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares subject to each such Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountant.

9.
Deferral of Filing or Suspension of use of Registration Statement. Notwithstanding any other provision of this Agreement, the Company may postpone the filing of any registration statement, or suspend the use of a registration statement or prospectus, up to two (2) times in any 12-month period for up to an aggregate of ninety (90) days during such 12-month period if the Company shall furnish to the relevant Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed or used at such time.  During such periods of deferral or suspension, the Company shall not sell securities for its own account or that of any other shareholder, in each case, pursuant to a registration statement filed under the Securities Act, other than a registration statement on Form S-8; provided, however, the Company shall be permitted to file one or more Shelf Registration Statements.

10.
Assignment of Registration Rights. Any of the Holders may assign its rights to cause the Company to register shares pursuant to this Agreement to a transferee of no less than 200,000 Registrable Shares (in each case, as adjusted for any stock split, stock dividend, recapitalization or similar event), including but not limited to any Affiliate of such Holder; provided, however, that no transferee may be assigned any of the foregoing rights unless the Company is given a written notice by the assigning and transferring party (not later than the time of such assignment and transfer) stating the name and address of the transferee and identifying the securities of the Company as to which the rights in question are being assigned and transferred; and provided further that any such transferee shall undertake in advance and in writing to be bound by this Agreement and shall receive such assigned rights subject to all the terms and conditions of this Agreement.

11.
Lock-Up.  In any registration of the Company’s shares each Holder agrees that any sales of shares of the Company may be subject to a “lock-up” period restricting such sales (including the making of any short sale of, loan, grant any option for the purchase of, or otherwise disposition of any such shares) for such period not to exceed 90 days from the date of the final prospectus for such offering. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. The obligations described in this Section 11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such lock up period described above. Notwithstanding anything in this Section 11 to the contrary, the foregoing provisions of this Section 11 (a) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, (b) shall not apply to private transfers by the Holders that are permitted pursuant to the Stockholders Agreement, (c) shall only be applicable where the holders of Other Registrable Shares are similarly bound, and (d) shall not prevent transfers to the Holders’ Affiliates, provided that, in the case of this clause (d), such transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement and provided further that any such transfer shall not involve a disposition for value.

12.
Public Information. The Company shall make and keep publicly available and available to the Holders pursuant to Rule 144 under the Securities Act (“Rule 144”), such information as is necessary to enable the Holders to make sales of Registrable Shares pursuant to Rule 144.  The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Holder, upon request, a written statement executed by the Company that it has complied with the reporting requirements of Rule 144 and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

13.	Foreign Offerings. The provisions of this Agreement shall apply, mutatis mutandis, to any registration of the securities of the Company outside of the United States.

14.
Information by Holder. The Holders included in any registration shall furnish to the Company such information regarding such Holder and the Registrable Shares held by them and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  If any Holder does not provide any reasonably requested information within ten (10) business days of such written request, the Company is permitted to not register such Holder’s securities without penalty. (For purposes of this Section 14, holders of Other Registrable Shares shall also be referred to as “Holders” and “Registrable Shares” shall include Other Registrable Shares).

15.
Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least fifty percent (50%) of the Registrable Shares, as one class on an as converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Shares of the Holders that are included, or (b) to demand registration of any securities held by such holder or prospective holder which could result in such registration statement being declared effective prior to the fifth anniversary of the Closing; provided, however, that the Company may without such consent enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings and the rights of Holders hereunder are not adversely impacted.

16.	Miscellaneous.

16.1
Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

16.2
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflict of law.  The parties hereto agree to submit to the jurisdiction of the United States federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

16.3
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.3.

16.4
Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

16.5
Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of (a) the Company, and (b) the Holders of more than fifty percent (50%) of the Registrable Shares, provided, however, anything in the foregoing notwithstanding: (i) should such waiver or amendment change the rights or privileges granted to a particular Holder or class or series of Holders in a manner adverse and different from other Holders (such more adversely affected Holders, a “Discriminated Class”), then such waiver or amendment shall be subject to the written approval of the Holders who are the owners of record of a majority of the issued and outstanding shares of such Discriminated Class (voting together as a single class), and (ii) any right or limitation provided for the express benefit of a specifically named party to this Agreement may not be amended or waived without the consent of such party.  Any amendment or waiver adopted with the applicable foregoing consents shall be binding upon all parties to this Agreement.  The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver.

16.6
Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be transmitted via facsimile or email or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger.  Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Section 16.6 and delivered without receipt of any “bounceback” or similar notice indicating failure of delivery and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 16.6 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 16.6 or (b) if given by any other means, when delivered at the address specified in this Section 16.6, or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto:

if to the Company:

Outbrain Inc.
111 West 19th Street (third floor), NY, NY 10011
Attention:          Veronica Gonzalez
Email: generalcounsel@outbrain.com; vgonzalez@outbrain.com

with copies (not constituting notice) to:

Meitar Law Offices
Abba Hillel Silver Road 16
Ramat Gan 5250608
Israel
Email: dshamgar@meitar.com and dglatt@meitar.com
Attention: Dan Shamgar, Adv. and David S. Glatt, Adv.

if to AT and any of the Holders:

Altice Teads S.A.
1, rue Hildegard von Bingen
L-1282 Luxembourg
Grand Duchy of Luxembourg
Attention:     Natacha Marty
Laurent Halimi
Email:           natacha.marty@altice.net
laurent.halimi@altice.net

with a copy (not constituting notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:
Thomas W. Greenberg;
Armand W. Grumberg;
Dohyun Kim

Email:
Thomas.Greenberg@skadden.com;
Armand.Grumberg@skadden.com;
Dohyun.Kim@skadden.com

16.7
Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

16.8
Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

16.9
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

16.10
Aggregation of Stock. All Registrable Shares held or acquired by Affiliates or other affiliated entities or persons of a Holder, as the case may be, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

OUTBRAIN INC.

By:	/s/ David Kostman
	Name:	David Kostman
	Title:	CEO

ALTICE TEADS S.A.

By:	/s/ Laurent Halimi
	Name:	Laurent Halimi
	Title:	Authorized Person

[Signature Page to Registration Rights Agreement]